   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1996


                                            REGISTRATION STATEMENT NO. 333-16865

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                         SWIFT TRANSPORTATION CO., INC.
             (Exact name of registrant as specified in its charter)

                                NEVADA                                               86-0666860
                    (STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
                    INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                                 1455 HULDA WAY
                              SPARKS, NEVADA 89431
                                 (702) 359-9031
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
              INCLUDING AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                           JERRY C. MOYES, PRESIDENT
                         SWIFT TRANSPORTATION CO., INC.
                             2200 SOUTH 75TH AVENUE
                             PHOENIX, ARIZONA 85043
                                 (602) 269-9700
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                STEVEN D. PIDGEON, ESQ.                              RICHARD C. TILGHMAN, JR., ESQ.
                 SAMUEL C. COWLEY, ESQ.                                 STEPHEN A. RIDDICK, ESQ.
            CHRISTOPHER J. LITTLEFIELD, ESQ.                             PIPER & MARBURY L.L.P.
                 SNELL & WILMER L.L.P.                                    CHARLES CENTER SOUTH
                   ONE ARIZONA CENTER                                   36 SOUTH CHARLES STREET
              PHOENIX, ARIZONA 85004-0001                            BALTIMORE, MARYLAND 21201-3010
                     (602) 382-6000                                          (410) 539-2530

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
         As soon as possible after this Registration becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

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                                                                PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                                    AMOUNT OF          AGGREGATE
TITLE OF EACH CLASS OF                           AMOUNT TO BE       OFFERING           OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED                      REGISTERED(1)  PRICE PER UNIT(2)      PRICE(2)            FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share........    4,025,000         $23.50           $94,587,500        $28,663
-------------------------------------------------------------------------------------------------------------------
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

(1) Includes 525,000 shares to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g), based upon the last reported sales price of the Common Stock on November 21, 1996.

                            ----------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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
                                EXPLANATORY NOTE

        Swift Transportation Co., Inc. has prepared this Pre-Effective Amendment No. 1 for the sole purpose of filing with the Securities and Exchange Commission Exhibit No. 1 to the Registration Statement. Pre-Effective Amendment No. 1 does not modify any provision of the Prospectus included in the Registration Statement; accordingly, the related Prospectus has not been included herein.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses to be borne by the Registrant in connection with the offering being registered hereby:

    SEC filing fee...........................................................  $ 28,663
    NASD filing fee..........................................................     9,959
    Nasdaq National Market fee...............................................    17,500
    Blue Sky fees and expenses, including legal fees*........................     5,000
    Printing and engraving *.................................................    25,000
    Legal fees and expenses *................................................    75,000
    Accounting fees and expenses*............................................    65,000
    Miscellaneous*...........................................................     8,878
                                                                                -------
      Total..................................................................  $235,000
                                                                                =======

---------------
* Estimated

     The Company will pay all expenses of this offering, including those incurred by the Selling Stockholder.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Nevada General Corporation Law requires the Company to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer of director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained. The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud or a knowing violation of the law. The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

     The Company's Articles of Incorporation eliminate personal liability of directors or officers for any expenses, claims, damages or liability incurred by reason of their position in the Company to the fullest extent allowed under the Nevada General Corporation Law.

     The Company's Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she was or is a director, officer, employee or agent of the Company. In addition, the Company's Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company by reason of the fact that he or she was or is a director, officer, employee or agent of the Company against expenses, actually and reasonably incurred if he or she acted in good faith, unless adjudged liable to the Company. Further, the Company's Bylaws provide that to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise, in defense of any action, suit or proceeding referred to above or in defense of any claim, matter or issue therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

     The Company and its officers, directors and other persons are entitled to be indemnified under certain circumstances for certain securities laws violations as provided in the Underwriting Agreement (Exhibit 1 hereto).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT                                                                 PAGE OR
NUMBER                    DESCRIPTION                              METHOD OF FILING
------     ------------------------------------------    -------------------------------------
    1      Form of Underwriting Agreement............    Filed herewith
    3.1    Articles of Incorporation of the
           Company...................................    Incorporated by reference to Exhibit
                                                         3.1 of the Company's Form S-3
                                                         Registration Statement No. 33-66034
                                                         ("S-3 #33-66034")
    3.2    Bylaws of the Company.....................    Incorporated by reference to Exhibit
                                                         3.2 of S-3 #33-66034
    4      Specimen of Common Stock Certificate......    Incorporated by reference to Exhibit
                                                         4 of the Company's Annual Report on
                                                         Form 10-K for the fiscal year ended
                                                         December 31, 1992
    5      Opinion of Snell & Wilmer L.L.P.*.........
   23      Consent of KPMG Peat Marwick LLP*.........
   24      Powers of Attorney*.......................


---------------

* Previously filed.


ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Swift Transportation Co., Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, this 16th day of December, 1996.


                                          SWIFT TRANSPORTATION CO., INC.


                                          By /s/ JERRY C. MOYES

                                            ------------------------------------
                                            Jerry C. Moyes
                                            Chairman of the Board, President
                                            and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


               SIGNATURE                               TITLE                       DATE
----------------------------------------  --------------------------------  ------------------
         /s/ JERRY C. MOYES               Chairman of the Board, President   December 16, 1996
----------------------------------------  and Chief Executive Officer
             Jerry C. Moyes               (Principal Executive Officer)

                  *                       Executive Vice President           December 16, 1996
----------------------------------------  and Director
          Robert W. Cunningham

        /s/ WILLIAM F. RILEY, III         Executive Vice President           December 16, 1996
----------------------------------------  Secretary, Chief Financial
           William F. Riley, III          Officer (Principal Accounting
                                          and Financial Officer), Director

                  *                       Executive Vice President           December 16, 1996
----------------------------------------  and Director
            Rodney K. Sartor

                  *                       Director                           December 16, 1996
----------------------------------------
            Alphonse E. Frei

                  *                       Director                           December 16, 1996
----------------------------------------
             Lou A. Edwards

                  *                       Director                           December 16, 1996
----------------------------------------
          Earl H. Scudder, Jr.

*By     /s/ WILLIAM F. RILEY, III
    ------------------------------------
           William F. Riley, III
              Attorney-in-fact